FOURTH AMENDMENT TO THE AMENDED AND RESTATED
TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of December 13, 2021, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of July 30, 2018 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create additional funds; and

WHEREAS, the parties desire to amend said Agreement to update the list of funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________
Name: Mary Ellen Stanek	Name:
Title: President	Title:

ROBERT W. BAIRD & CO. INCORPORATED

By: ________________________________
Name: Charles M. Weber
Title: Managing Director

Exhibit A
to the
Amended and Restated Transfer Agent Servicing Agreement

Separate Series of Funds

Fund Names
Bond Funds

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015
Baird Strategic Municipal Bond Fund	November 15, 2019
Baird Municipal Bond Fund	November 15, 2019

Equity Funds

Name of Series	Date Added
Baird MidCap Fund	December 29, 2000
Baird Small/Mid Cap Value Fund	November 30, 2015
Chautauqua Global Growth Fund	May 1, 2016
Chautauqua International Growth Fund	May 1, 2016
Baird Equity Opportunity Fund	December 13, 2021

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